Exhibit 10.4
ARLO TECHNOLOGIES, INC.
2018 EQUITY INCENTIVE PLAN

NOTICE OF GRANT OF NEO SERVICE AND PERFORMANCE-BASED
STOCK OPTION (IPO GRANT)

Unless otherwise defined herein, the terms defined in the Arlo Technologies, Inc. 2018 Equity Incentive Plan (the “Plan”) will have the same defined meanings in this Notice of Grant of Stock Option (the “Notice of Grant”) and Terms and Conditions of Stock Option Grant, attached hereto as Exhibit A (together, the “Agreement”).

FIRST NAME, LAST NAME
ADDRESS LINE 1
ADDRESS LINE 2
ADDRESS LINE 3
CITY, STATE, ZIP CODE
COUNTRY

1.General: You have been granted an Option, subject to the terms and conditions of the Plan and this Agreement, as follows:

Grant Date:	[___]
Exercise Price per Share:	[___]
Type of Option:	[___]
Term/Expiration Date:	[___]

2.Option Tranches: The Option is comprised of five tranches as set forth below:

Maximum # of Shares Covered by Each Tranche
Tranche 1 Service Option	Tranche 2 Performance Option	Tranche 3 Performance Option	Tranche 4 Performance Option	Tranche 5 Performance Option

3.General Vesting Schedule: Subject to your continued service through the applicable vesting date and the accelerated vesting provisions set forth in Section 4 below:

a.The Tranche 1 Service Option will vest in equal monthly installments during the 24-month period that begins on the two-year anniversary of the Grant Date.

b.The Tranche 2 Performance Option will vest on the later of (i) the date (prior to the four-year anniversary of the Grant Date) of satisfaction of the Tranche 2 Milestone set forth on Schedule 1 to this Agreement, and (ii) if the Tranche 2 Milestone has been satisfied prior to the applicable date or dates set forth in the immediately following clauses (A), (B) and (C), then (A) with respect to 25% of the Tranche 2 Performance Option, on the first anniversary of the Grant Date, (B) with respect to 25% of the Tranche 2 Performance Option, on the second anniversary of the Grant Date, and (C) with respect to the remaining 50% of the Tranche 2 Performance Option, in twenty-four equal monthly installments on the first day of each month beginning on September 1, 2020. Except as otherwise provided in Section 4 of this Notice of Grant, you will forfeit the Tranche 2 Performance Option if the Tranche 2 Milestone has not been satisfied as of the four-year anniversary of the Grant Date or to the extent the Tranche 2 Performance Option is unvested as of the date your employment with the Company terminates.

c.The Tranche 3 Performance Option will vest on the later of (i) the date (prior to the four-year anniversary of the Grant Date) of satisfaction of the Tranche 3 Milestone set forth on Schedule 1 to this Agreement, and (ii) if the Tranche 3 Milestone has been satisfied prior to the applicable date or dates set forth in the immediately following clauses (A), (B) and (C), then (A) with respect to 25% of the Tranche 3 Performance Option, on the first anniversary of the Grant Date, (B) with respect to 25% of the Tranche 3 Performance Option, on the second

Exhibit 10.4
anniversary of the Grant Date, and (C) with respect to the remaining 50% of the Tranche 3 Performance Option, in twenty-four equal monthly installments on the first day of each month beginning on September 1, 2020. Except as otherwise provided in Section 4 of this Notice of Grant, you will forfeit the Tranche 3 Performance Option if the Tranche 3 Milestone has not been satisfied as of the four-year anniversary of the Grant Date or to the extent the Tranche 3 Performance Option is unvested as of the date your employment with the Company terminates.

d.The Tranche 4 Performance Option will vest on the one-year anniversary of the Grant Date based on the extent to which the Tranche 4 Milestones set forth on Schedule 1 to this Agreement are achieved. Except as otherwise provided in Section 4 of this Notice of Grant, you will forfeit any portion of the Tranche 4 Performance Option that has not been earned as of the one-year anniversary of the Grant Date or as of the date your employment with the Company terminates.

e.The Tranche 5 Performance Option will vest on the two-year anniversary of the Grant Date based on the extent to which the Tranche 5 Milestones set forth on Schedule 1 to this Agreement are achieved. Except as otherwise provided in Section 4 of this Notice of Grant, you will forfeit any portion of the Tranche 5 Performance Option that has not been earned as of the two-year anniversary of the Grant Date or as of the date your employment with the Company terminates.

4.Termination of Employment:

a.Upon a termination of your employment with the Company without Cause or your termination of employment with the Company for Good Reason (each of Cause and Good Reason as defined in the Change in Control and Severance Agreement between you and the Company) that occurs outside of the Change in Control Protection Period (as defined below), the Option will vest to the extent that it would have vested during the twelve months following the employment termination date, but only to the extent that any applicable Milestones have been satisfied prior to the employment termination date. For the avoidance of doubt, with respect to any Option Tranche, the accelerated vesting, if any, contemplated by the immediately preceding sentence, will occur only to the extent that a pre-established calendar vesting date described in Section 3 of this Notice of Grant occurs during the twelve months following the employment termination date.

b.Upon a Change in Control, (i) each Milestone shall be deemed satisfied with respect to the maximum number of Shares covered by the applicable Option tranche, (ii) any unvested portion of the Option scheduled to vest on a date on or prior to the date of the Change in Control immediately shall vest, and, (iii) except as otherwise set forth in this Section 4, the vesting of any portion of the Option scheduled to vest on a date following the Change in Control will remain subject to your continued service through the applicable vesting dates.

c.Upon a termination of your employment with the Company without Cause or your termination of employment with the Company for Good Reason that occurs (i) during the one month prior to, or the twelve months following, a Change in Control (as defined in the Change in Control and Severance Agreement between you and the Company) (the “Change in Control Protection Period”), and (ii) prior to August 3, 2020: vesting of the Option will accelerate with respect to a number of Shares equal to (A) the total number of Shares covered by the Option multiplied by a fraction, the numerator of which is the number of full and partial months that have elapsed from the Grant Date through the employment termination date and the denominator of which is forty-eight, minus (B) the number of Shares with respect to which the Option vested prior to the employment termination date.

d.Upon a termination of your employment with the Company without Cause or your termination of employment with the Company for Good Reason that occurs (i) during the Change in Control Protection Period, and (ii) on or after to August 3, 2020, vesting of the Option will accelerate with respect to any then unvested portion of the Option.

e.Upon a termination of your employment with the Company for any reason, other than as set forth in Section 4(a), (b), (c) or (d) of this Notice of Grant, you immediately will forfeit the unvested portion of the Option.

5.Post-Termination Exercise Period: You may exercise the vested portion of the Option until the earlier of (w) three (3) months after you cease to be a Service Provider and (x) the Term/Expiration Date, following which period you will forfeit the unexercised portion of the Option; except that, in the case of termination of status as a Service Provider by death or Disability, you may exercise the vested portion of the Option until the earlier of (y)

Exhibit 10.4
twelve (12) months after such qualifying event and (z) the Term/Expiration Date, following which period you will forfeit the unexercised portion of the Option.

6.Miscellaneous: By your acceptance and/or exercise of this Option, you and the Company agree that this Option is granted under and governed by the terms and conditions of the Plan and this Agreement. You have reviewed the Plan and this Agreement in their entirety, have had an opportunity to obtain the advice of counsel prior to acceptance of this Option and fully understand all provisions of the Plan and this Agreement. You hereby agree to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and this Agreement. You further agree to notify the Company upon any change in your residence address.

* * * * *

Exhibit 10.4
Exhibit A
TERMS AND CONDITIONS OF OPTION GRANT

1.Grant. The Company hereby grants to the Participant named in the Notice of Grant (“Participant”) an option (the “Option”) to purchase the number of Shares, as set forth in the Notice of Grant, at the exercise price per Share set forth in the Notice of Grant (the “Exercise Price”), subject to the terms and conditions in this Agreement and the Plan, which is incorporated herein by reference. Subject to Section 20 of the Plan, in the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Agreement, the terms and conditions of the Plan will prevail.

2.Vesting Schedule. Except as provided in Section 3 below, the Option awarded by this Agreement will vest in according to the vesting schedule set forth in the Notice of Grant.

3.Administrator’s Discretion. The Administrator, in its discretion, may accelerate the vesting of the balance, or some lesser portion of the balance, of the unvested Option at any time, subject to the terms of the Plan. If so accelerated, such Option will be considered as having vested as of the date specified by the Administrator.

4.Exercise of Option. This Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Agreement.

This Option is exercisable by delivery of an exercise notice, in the form attached as Exhibit B (the “Exercise Notice”) or in a manner and pursuant to such procedures as the Administrator may determine, which will state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the “Exercised Shares”), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan. The Exercise Notice will be completed by Participant and delivered to the Company. The Exercise Notice will be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares together with any applicable tax withholding. This Option will be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by the aggregate Exercise Price.

5.Method of Payment. Payment of the aggregate Exercise Price will be by any of the following, or a combination thereof, at the election of Participant:

a.cash;

b.check;

c.consideration received by the Company under a formal cashless exercise program adopted by the Company in connection with the Plan; or

d.surrender of other Shares which have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Exercised Shares.

6.Tax Obligations.

a.Withholding of Taxes. Notwithstanding any contrary provision of this Agreement, no certificate representing the Shares will be issued to Participant, unless and until satisfactory arrangements (as determined by the Administrator) will have been made by Participant with respect to the payment of income, employment and other taxes which the Company determines must be withheld with respect to such Shares. To the extent determined appropriate by the Company in its discretion, it shall have the right (but not the obligation) to satisfy any tax withholding obligations by reducing the number of Shares otherwise deliverable to Participant. If Participant fails to make satisfactory arrangements for the payment of any required tax withholding obligations hereunder at the time of the Option exercise, Participant acknowledges and agrees that the Company may refuse to honor the exercise and refuse to deliver the Shares if such withholding amounts are not delivered at the time of exercise.

Exhibit 10.4
b.Code Section 409A. Under Code Section 409A, an Option that was granted with a per Share exercise price that is determined by the Internal Revenue Service (the “IRS”) to be less than the Fair Market Value of a Share on the date of grant (a “Discount Option”) may be considered “deferred compensation.” A Discount Option may result in (i) income recognition by Participant prior to the exercise of the option, (ii) an additional twenty percent (20%) federal income tax, and (iii) potential penalty and interest charges. The Discount Option may also result in additional state income, penalty and interest tax to the Participant. Participant acknowledges that the Company cannot and has not guaranteed that the IRS will agree that the per Share exercise price of this Option equals or exceeds the Fair Market Value of a Share on the Date of Grant in a later examination. Participant agrees that if the IRS determines that the Option was granted with a per Share exercise price that was less than the Fair Market Value of a Share on the date of grant, Participant will be solely responsible for Participant’s costs related to such a determination.

7.Rights as Stockholder. Neither the Participant nor any person claiming under or through the Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Participant. After such issuance, recordation and delivery, Participant will have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares.

8.No Guarantee of Continued Service. PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY (OR THE AFFILIATE EMPLOYING OR RETAINING PARTICIPANT) AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS OPTION OR ACQUIRING SHARES HEREUNDER. PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND WILL NOT INTERFERE IN ANY WAY WITH PARTICIPANT’S RIGHT OR THE RIGHT OF THE COMPANY (OR THE AFFILIATE EMPLOYING OR RETAINING PARTICIPANT) TO TERMINATE PARTICIPANT’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

9.Address for Notices. Any notice to be given to the Company under the terms of this Agreement will be addressed to the Company, in care of its Stock Administrator at Arlo Technologies, Inc., 2200 Faraday Ave. Suite 150, Carlsbad, CA 92008, or at such other address as the Company may hereafter designate in writing.

10.Grant is Not Transferable. This grant and the rights and privileges conferred hereby will not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and will not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this grant, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this grant and the rights and privileges conferred hereby immediately will become null and void.

11.Binding Agreement. Subject to the limitation on the transferability of this grant contained herein, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

Exhibit 10.4
12.Additional Conditions to Issuance of Stock. If at any time the Company will determine, in its discretion, that the listing, registration or qualification of the Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory authority is necessary or desirable as a condition to the issuance of shares to the Participant (or his estate), such issuance will not occur unless and until such listing, registration, qualification, consent or approval will have been effected or obtained free of any conditions not acceptable to the Company. Where the Company determines that the delivery of the payment of any Shares will violate federal securities laws or other applicable laws, the Company will defer delivery until the earliest date at which the Company reasonably anticipates that the delivery of Shares will no longer cause such violation. The Company will make all reasonable efforts to meet the requirements of any such state or federal law or securities exchange and to obtain any such consent or approval of any such governmental authority.

13.Plan Governs. This Agreement is subject to all terms and provisions of the Plan. In the event of a conflict between one or more provisions of this Agreement and one or more provisions of the Plan, the provisions of the Plan will govern.

14.Administrator’s Authority. The Administrator will have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Options have vested). All actions taken and all interpretations and determinations made by the Administrator in good faith will be final and binding upon Participant, the Company and all other interested persons. No member of the Administrator will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement.

15.Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to Options awarded under the Plan or future Options that may be awarded under the Plan by electronic means or request Participant’s consent to participate in the Plan by electronic means. Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through any on-line or electronic system established and maintained by the Company or another third party designated by the Company.

16.Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

17.Agreement Severable. In the event that any provision in this Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Agreement.

18.Language. If Participant has received this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

19.Modifications to the Agreement. This Agreement constitutes the entire understanding of the parties on the subjects covered. Participant expressly warrants that he or she is not accepting this Agreement in reliance on any promises, representations, or inducements other than those contained herein. Modifications to this Agreement or the Plan can be made only in an express written contract executed by a duly authorized officer of the Company. Notwithstanding anything to the contrary in the Plan or this Agreement, the Company reserves the right to revise this Agreement as it deems necessary or advisable, in its sole discretion and without the consent of Participant, to comply with Section 409A of the Code or to otherwise avoid imposition of any additional tax or income recognition under Section 409A of the Code in connection to this Option.

20.Amendment, Suspension or Termination of the Plan. By accepting this Award, Participant expressly warrants that he or she has received an Option under the Plan, and has received, read and understood a description of the Plan. Participant understands that the Plan is discretionary in nature and may be amended, suspended or terminated by the Company at any time.

Exhibit 10.4
21.Forfeiture Events. (a) If a clawback event (as defined below) should occur, then, to the extent permitted by applicable law, rules and regulations, the Administrator may, in its sole discretion, cause the Participant to forfeit and/or recover from the Participant the amount by which the value of this Award exceeded the value the Award would have been had the financial statements been initially filed as restated, as determined by the Administrator. In this respect, the Administrator may (i) cancel, without payment or any consideration whatsoever, the portion of this Option that has not yet been exercised, (ii) require the Participant to return Shares previously issued upon exercise of this Option, or (iii) if such Shares were sold, transferred or otherwise disposed by the Participant, cause the Participant to repay to the Company the amount, net of any Exercise Price, that the Participant realized upon exercise of the Option.

(b)    If the Company reasonably believes that a clawback event has occurred, the Participant understands and agrees that the Company may, in its sole discretion, restrict the Participant’s ability to directly or indirectly sell, offer, contract or grant any option to sell (including without limitation any short sale), pledge, swap, hedge, transfer, or otherwise dispose of any Shares held by the Participant (whether issued in connection with this Option or otherwise) pending a final determination by the Administrator that a clawback event has or has not occurred. Such determination shall be made as soon as administratively practicable but in no event will the Participant be restricted in accordance with the preceding sentence for more than that period of time reasonably necessary for the Administrator to determine the existence of a clawback event. The Participant further understands and agrees that that the Company shall have no responsibility or liability for any fluctuations that occur in the price of Shares or for any potential loss or gain the Participant could have realized from the sale of his or her Shares during the period of time in which the Participant is restricted in accordance with this Section 21.

(c)    Any failure by the Company to assert the forfeiture and repayment rights under this Section 21 with respect to specific claims against the Participant shall not waive, or operate to waive, the Company’s right to later assert its rights hereunder with respect to other or subsequent claims against the Participant.

(d)    The Company’s forfeiture and repayment rights under this Section 21 shall be in addition to, and not in lieu of, actions the Company may take to remedy or discipline any misconduct by the Participant including, but not limited to, termination of employment or initiation of appropriate legal action.

(e)    A “clawback event” will be deemed to have occurred if at any time while the Participant is or was an executive officer of the Company:

i.the financial statements of the Company are restated;

ii.in the reasonable judgment of a majority of the independent members of the Board or the Administrator, the financial statements as so restated would have resulted in a lesser portion of this Award vesting if such information had been known at the time this Award vested; and

iii.Participant’s intentional misconduct, fraud, and/or embezzlement led, in whole or in part, to restatement of the financial statements.

22.Governing Law. This Agreement shall be governed by the laws of the State of California, without giving effect to the conflict of law principles thereof. For purposes of litigating any dispute that arises under this Option or this Agreement, the parties hereby submit to and consent to the jurisdiction of the State of California, and agree that such litigation shall be conducted in the courts of Santa Clara County, California, or the federal courts for the United States for the Northern District of California, and no other courts, where this Option is made and/or to be performed.

23.Waiver. Participant acknowledges that a waiver by the Company of breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by Participant or any other Service Provider.

Exhibit 10.4
24.Insider Trading Restrictions/Market Abuse Laws. Participant acknowledges that, depending on Participant’s country of residence, Participant may be subject to insider trading restrictions and/or market abuse laws, which affect Participant’s ability to acquire or sell Shares or rights to Shares under the Plan during such times as Participant is considered to have “inside information” regarding the Company (as defined by the laws in Participant’s country). Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. Participant is responsible for complying with any applicable restrictions and are advised to speak with a personal legal advisor on this matter.

Exhibit 10.4
Exhibit B

ARLO TECHNOLOGIES, INC.
2018 EQUITY INCENTIVE PLAN
EXERCISE NOTICE

Arlo Technologies, Inc.
2200 Faraday Ave. Suite 150
Carlsbad, CA 92008

Attention: Stock Administrator

1.Exercise of Option. Effective as of today, ________________, _____, the undersigned (“Purchaser”) hereby elects to purchase ______________ shares (the “Shares”) of the common stock of Arlo Technologies, Inc. (the “Company”) under and pursuant to the 2018 Equity Incentive Plan (the “Plan”) and the Stock Option Agreement dated ________ (the “Agreement”). The purchase price for the Shares will be $_____________, as required by the Agreement.

2.Delivery of Payment. Purchaser herewith delivers to the Company the full purchase price of the Shares and any required tax withholding to be paid in connection with the exercise of the Option.

3.Representations of Purchaser. Purchaser acknowledges that Purchaser has received, read and understood the Plan and the Agreement and agrees to abide by and be bound by their terms and conditions.

4.Rights as Stockholder. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the Shares, no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares subject to Option, notwithstanding the exercise of the Option. The Shares so acquired will be issued to Participant as soon as practicable after exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date of issuance, except as provided in Section 15 of the Plan.

5.Tax Consultation. Purchaser understands that Purchaser may suffer adverse tax consequences as a result of Purchaser’s purchase or disposition of the Shares. Purchaser represents that Purchaser has consulted with any tax consultants Purchaser deems advisable in connection with the purchase or disposition of the Shares and that Purchaser is not relying on the Company for any tax advice.

6.Entire Agreement; Governing Law. The Plan and Agreement are incorporated herein by reference. This Exercise Notice, the Plan and the Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Purchaser with respect to the subject matter hereof, and may not be modified adversely to the Purchaser’s interest except by means of a writing signed by the Company and Purchaser. This agreement is governed by the internal substantive laws, but not the choice of law rules, of California.

B-1

Exhibit 10.4

Submitted by:	Accepted by:

PURCHASER	ARLO TECHNOLOGIES, INC.

Signature	By

Print Name	Its

Address:	Address:
2200 Faraday Ave., Suite 150 Carlsbad, CA 92008

Date Received

B-2